Exhibit 4.1


           THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE ANY OF THE
                         SECURITIES REFERRED TO HEREIN.

                             SUBSCRIPTION AGREEMENT


        This SUBSCRIPTION AGREEMENT (this "Subscription Agreement") is entered into by and between the Investor signing the Signature Page attached hereto and Blackwater Midstream Corp., a Nevada corporation (the "Corporation"). The Corporation is offering for the sale of restricted shares of Common Stock at a price of $2.00 per share. The Investor subscribes for and agrees to purchase the following:



        Name of Investor:                  ____________
        Number of Shares Subscribed For:   ____________
        Cash Purchase Price ($2.00/ share):   ____________
        Address of Investor:               ____________________________
                                           ____________________________


        The amount of cash or good funds as tender of the purchase price for the Shares is enclosed (in the case of a check, the check should be payable to the order of "Blackwater Midstream Corp.") or will he sent via wire transfer to the Corporation's account.

INVESTOR RIGHTS

        1. ANTI-DILUTION RIGHTS. Except for "Excluded Securities" described below, in the event that the Corporation conducts any private placement of shares of common stock for cash consideration at a price of less than 52.00 per share, as adjusted for splits, combinations and similar events (the "Base Price"), during the first year following the Investor's purchase of the Shares (a "Dilutive Issuance"), so long as the Investor currently owns the Shares, then Investor shall be entitled to receive for each Share purchased hereunder owned as of the date of the Dilutive Issuance (the "Base Shares"), and for no additional consideration; an additional amount of shares of common stock of the Corporation equal to (i) the number of Base Shares divided by (ii) (X +Y)/(X+Z) minus (iii) the number of Base Shares, where:

         X equals the number of common shares outstanding prior to the Dilutive Issuance;

         Y equals the gross proceeds to the Corporation in the Dilutive Issuance divided by the Base Price; and

        Z equals the number of shares sold in the Dilutive Issuance.


The anti-dilution provision of this Section I shall not apply to the issuance of any shares of capital stock of the Corporation (i) issued upon the exercise of any options, warrants or similar rights outstanding as of the date of this Agreement or to he issued pursuant to the 2008 Employee Incentive Plan to the maximum of the currently reserved issuance thereunder, (ii) issued and sold in any public offering and (iii) issued as a result of this Section 1 (collectively, the "Excluded Securities").

         2. PREEMPTIVE RIGHTS. In the event that the Corporation conducts any private placement sale of shares of common stock during the first year following the Investor's purchase of the Shares, and provided the Investor is still the owner of all Shares purchased hereunder, the Investor shall be entitled to purchase his pro rata portion of the shares offered for sale in the private placement. An Investor's pro rata share shall be equal to the number of shares offered for sale in the private placement multiplied by the Investor's percentage ownership of the outstanding shares of common stock immediately prior to such private placement. The Corporation shall provide the Investor fifteen
(15) days advance notice, including the material terms of such offering, and the Investor shall provide its binding commitment to purchase its pro rata portion no later than the 10th day following receipt of such notice. The Investor's rights hereunder are subject to the completion of the private placement by the Corporation and in the event the Corporation decides to abandon the private placement for any reason the Investor's rights and commitment to purchase such shares shall become null and void. The provisions of this Section 2 shall not apply to the issuance of any Excluded Securities.


INVESTOR REPRESENTATIONS

        The Investor hereby represents and warrants to, and covenants with, the Corporation as follows, recognizing that the Corporation will rely to a material degree on such representations, warranties and covenants, each of which shall survive any acceptance of this subscription in whole or in part by the Corporation and the issuance and sale of any Shares to the Investor:

         1. ORGANIZATION AND GOOD STANDING. The Investor, if the Investor is a corporation, partnership, trust or other entity, is duly organized, validly existing AND IN good standing under the laws of the jurisdiction of its organization and has full power, authority and legal right to execute, deliver and perform its obligations under this Subscription Agreement.

         2. AGREEMENT DULY AUTHORIZED. The execution, delivery and performance by the Investor of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered, and, when executed and delivered by the Corporation, this Subscription Agreement will constitute the legal, valid, binding and enforceable obligation of the Investor, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors' or other obligees' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         3. SOPHISTICATION OF INVESTOR. The Investor either (i) has a pre-existing personal or business relationship with the Corporation or its controlling persons, such as would enable a reasonably prudent purchaser to be aware of the character and general business and financial circumstances of the Corporation or its controlling persons, or (ii) by reason of the Investor's business or Financial experience, individually or in conjunction with the

Investor's unaffiliated professional advisors who are not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, is capable of evaluating the merits and risks of an investment in the Shares, making an informed investment decision and protecting the Investor's own interests in connection with the transactions contemplated hereby.

         4. STATEMENTS OF INVESTOR TRUE AND ACCURATE. All statements and representations glade in Annex I attached hereto ("Nature of Investor; Form of Ownership"), which has been or is being furnished concurrently herewith to the Corporation by the Investor, continue to be and are true, accurate and complete as of the date hereof The Investor agrees to provide such additional information as reasonably may be required by the Corporation for compliance with the securities laws of the state in which the Investor is located.

         5. INVESTOR AWARE OF RISKS. The Investor has been informed and is aware that an investment in the Shares involves a high degree of risk and speculation, and the Investor has read carefully and considered any information provided by the Corporation and its affiliates in their entirety. The Investor has read and understands the "Risk Factors" attached hereto as Exhibit A.

         6. INVESTOR RELYING UPON OWN ADVISORS. The Investor confirms that the Investor has been advised that the Investor should rely on, and that the Investor has consulted and relied on, the Investor's own accounting, legal and financial advisors with respect to this investment in the Shares. The Investor and the Investor's professional advisor(s), if any, have been afforded an opportunity to meet with the officers and directors of the Corporation and to ask and receive answers to all questions about this offering and the proposed business and affairs of the Corporation and to obtain any additional information that the Corporation possesses or can acquire without unreasonable effort or expense, and the Investor and the Investor's professional advisor(s) therefore have obtained, in the judgment of the Investor and/or the Investor's professional advisor(s), sufficient information to evaluate the merits and risks of investment in the Shares.

         7. SUITABILITY. The Investor understands and has fully considered for purposes of this investment the risks of this investment and understands that
(i) this investment is suitable only for an investor who is able to bear the economic consequences of losing the Investor's entire investment; (ii) the Corporation is a starting a new business and has no significant operating history in such business: (iii) the purchase of the Shares is a speculative investment which involves a high degree of risk of loss by the Investor of the Investor's entire investment, and (iv) there are substantial restrictions on the transferability of, and there will he no public market for, the Shares, and accordingly, it may not be possible for the Investor to liquidate the Investor's investment in the Shares.

         8. ACCREDITED INVESTOR. The Investor is an "Accredited Investor" within the meaning of Rule: 501 of Regulation D.

         9. LACK OF LIQUIDITY. The Investor is able (i) to bear the economic risk of this investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of the Investor's investment; and represents that the Investor has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the investor's ability to provide for the Investor's current needs and possible financial contingencies.

         10. INVESTMENT INFORMATION. At the request of the Investor, the Corporation may provide to the Investor various offering documents related to the Corporation and the terms of the offer and sale of the Common Stock (the "Offering Documents"). The Investor acknowledges that such Offering Documents, if any, contain the views of the management of the Corporation, and that the analysis of the market and of the Corporation's strategy contained therein represents a subjective assessment about which reasonable persons could disagree.

         11. ACCESS TO INFORMATION. The Investor, in making the Investor's decision to purchase the Shares, has relied solely upon independent investigations made by the Investor and the representations and warranties of the Corporation contained herein and the Investor has been given (i) access to all material hooks and records of the Corporation; (ii) access to all material contracts and documents relating to this offering; and (iii) an opportunity to ask questions of, and to receive answers from, the appropriate executive officers and other persons acting on behalf of the Corporation concerning the Corporation and the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the Offering Documents. The Investor acknowledges that no valid request to the Corporation by the Investor for information of any kind about the Corporation has been refused or denied by the Corporation or remains unfulfilled as of the date thereof. The Investor has carefully read the Offering Documents, including without limitation this Subscription Agreement. In evaluating the suitability of an investment in the Corporation, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in the Offering Documents or as contained in any documents or answers to questions furnished by the Corporation.

         12. NO ENDORSEMENT BY FEDERAL OR STATE AGENCIES. The Investor understands and acknowledges that no federal or state agency has made any finding or determination as to the fairness or suitability for investment in, or any recommendation or endorsement of, the Corporation or the Shares.

         13. INVESTOR HAS EVALUATED RISKS. Based on the review of the materials and information described above, and relying solely thereon and on the knowledge and experience of the Investor and/or the Investor's professional advisor(s), if any, in business and financial matters, the Investor has evaluated the merits and risks of investing in the Shares and has determined that the Investor is both willing and able to undertake the economic risk of this investment.

         14. SHARES ACQUIRED FOR PERSONAL ACCOUNT. NO VIEW TO DISTRIBUTION. The Investor is acquiring the Shares for the personal account of the Investor for investment and not with a view to, or for resale in connection with, any distribution thereof or of any interest therein, and no one else has any beneficial ownership or interest in the Shares being acquired by the Investor, nor is any of the Shares being acquired by the Investor to be subject to any lien or pledge. The Investor has no present obligation, indebtedness or commitment pending, nor is any circumstance in existence, that will compel the Investor to secure funds by the sale, transfer or other distribution of any of the Shares or any interest therein.

         15. RESTRICTED SECURITIES. The Investor understands and acknowledges that the Shares will be offered and sold, if at all, pursuant to one or more exemptions from the registration and qualification requirements of the Securities Act of 1933, as amended, and the securities laws of the various states in which the Shares are sold, the availability of which depend (in part) on the truth and completeness of the information provided to the Corporation in Annex I attached hereto and the BONA FIDE nature of the foregoing representations and warranties. With such realization, the Investor hereby authorizes the Corporation to act as the Corporation may see fit in reliance on such information, representations and warranties, including the placement of the following or any substantially similar legend on any stock certificate issued to the Investor in addition to any other legend that may be imposed thereon that, in the opinion of the Corporation's counsel, may be required by applicable securities laws:

        "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER. THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS, RULES AND REGULATIONS. THESE SECURITIES MAY NOT BE PLEDGED, SOLD OR TRANSFERRED IN THE. ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS COVERING THE SECURITIES OR AN OPINION OF QUALIFIED COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

         16. INDEMNIFICATION. "The Investor hereby indemnifies and holds harmless the Corporation and the Corporation's respective officers, directors, shareholders, employees, attorneys and agents, as the case may be, from and against all damages suffered and liabilities of any kind incurred by any of them (including costs of investigation and defense and attorneys' fees) arising out of any inaccuracy in the agreements, representations, covenants and warranties made by the Investor in this Subscription Agreement.

17. FIDUCIARY REPRESENTATIONS. If the Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, then all of the foregoing representations, warranties and covenants shall be deemed to have been made on behalf of the person or persons for whom the Investor is so purchasing.

18. SUBSCRIPTION IRREVOCABLE. The Investor hereby acknowledges and agrees that the Investor is not entitled to cancel, terminate or revoke this subscription or any agreement of the Investor hereunder and that such subscription and agreement shall survive the death or disability of the Investor.

19. Acceptance OR REJECTION BY CORPORATION. The Investor understands and acknowledges that this subscription may be accepted or rejected by the Corporation in its sole and absolute discretion, together with a completed and executed Annex I attached hereto and all information required by the provisions hereof and payment of the full amount of the subscription price for the Shares subscribed for. All amounts tendered in excess of the total amount payable as the purchase price for Shares as to which this subscription has been accepted thereafter will be delivered to the Investor as soon as practicable (without interest). The Corporation shall signify its rejection by returning to the Investor this Subscription Agreement and all funds (without interest or deduction) submitted by the Investor.

        NEITHER THE CORPORATION NOR ANY OFFICER, DIRECTOR, SHAREHOLDER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM SHALL BE LIABLE TO ANY PERSON FOR THE REJECTION, IN WHOLE OR IN PART, OF ANY OFFER TO SUBSCRIBE TO PURCHASE SHARES, NOTWITHSTANDING THAT THE INVESTOR MAY OTHERWISE BE QUALIFIED AS A PROSPECTIVE INVESTOR.

         20. CHANGES IN STATUS. If, before the sale of any Shares to the Investor, the Investor's investment intent as expressed herein materially changes, or if any change occurs that would make either the representations or warranties made by the Investor herein or the information provided by the Investor in any of the forms attached hereto (including Annex I attached hereto) materially untrue or misleading, then the Investor shall immediately so notify the Corporation, and any prior acceptance of the subscription of the Investor shall be voidable at the option of the Corporation in its sole and absolute discretion.

         21. FORWARD LOOKING STATEMENTS. The Offering Documents to the Investor contain forward-looking statements within the meaning of Section 27A of the Securities Act. Such forward-looking statements are indicated by the use of such words as "intends," "expects," "may," "anticipates," "estimates," "desires," "believes," "projections" and similar expressions. Actual results may differ from those described by forward-looking statements as a result of many risks and uncertainties.

        22. MATERIAL NON-PUBLIC INFORMATION: NO TRADING. The Investor acknowledges and agrees that he or she may have received material non-public information that has been disclosed to the Investor for the purpose of evaluating the Corporation and the Shares. The Investor agrees that he or she shall not purchase or sell any securities of the Corporation until such time as all material information provided to the Investor has been made publicly available.

        IN WITNESS WHEREOF, the Investor executes and agrees to be bound by this Subscription Agreement by executing the Signature Page attached hereto to be effective as of the date therein indicated.

                                           INDIVIDUAL INVESTOR


---------------------------------          --------------------------------
Print Name of Purchaser                     Signature of Purchaser


---------------------------------          --------------------------------
Print Name of Spouse                        Signature of Spouse
(if funds are to be invested                (if funds are to be
in joint name or are                        invested in joint name or
community property)                         are community property)

---------------------------------          --------------------------------
Number of Shares purchased                 Amount of immediately
                                           available funds transferred
                                           herewith


--------------------------------------------------------------------------
Please PRINT the exact name(s) {registration)(7) desire(s) for the Shares

----------------------------------           (   )___- ___________________
Occupation                                   Tel. No.

-------------------------------
Social Security or Tax I.D., No.

--------------------------------
Street Address

-------------------------------------------------------------------------------
City                                   State                         Zip

SUBSCRIPTION ACCEPTED:                     BLACKWATER MIDSTREAM CORP.:



Dated:                                      By: ________________________________

                                            Its:    ____________________________

        IN WITNESS WHEREOF, the Investor executes and agrees to he hound by this Subscription Agreement by executing the Signature Page attached hereto to be effective as of the date therein indicated.

                                 ENTITY INVESTOR

        I have checked the appropriate boxes in Annex I ("Nature of Investor; Form of Ownership") as a qualifying entity and have completed the purchasing entity representation letter.


---------------------------------         -------------------------------------
Print Name of Partnership,                Signature of authorized representative
    Corporation or Trust

---------------------------------        -------------------------------------
Signature of authorized                  Capacity of authorized representative
representative

---------------------------------        $__________________________________
Number of Shares purchased                 Amount of immediately available
                                             funds transferred herewith


--------------------------------------------------------------------------------
Please PRINT the exact name(s) (registration) investor(s) desire(s) for the Shares

(  ) ___-______
Tel. No.


--------------
Tax I.D. No.


-------------------------------------------------------------------------------
Street Address

-------------------------------------------------------------------------------
City                   State                                        Zip



----------------------
SUBSCRIPTION ACCEPTED:                             BLACKWATER MIDSTREAM CORP.:





Dated:_______________  , 2008                      BY:_________________________

                                                   Its: _______________________

                       Annex I. Accredited Investor Form


         Each prospective investor in Shares of Common Stock of Blackwatcr Midstream Corp. that is a US resident must meet one or more of the standards enumerated below. By your signature below, you certify that you are an Accredited Investor as defined by Regulation D of the Act: I

If you are not a US resident, indicate by initialing here:

         (a) You are a natural person whose individual net worth or joint net worth with your spouse at the time of your purchase of the Securities exceeds S1,000,000.00;


-----------------------
(Signature of Investor)

         (b) You are a natural person who had an individual income in excess of $200,000.00 in each of the two most recent years or joint income with your spouse in excess of $300,000.00 in each of those years and you have a reasonable expectation of reaching the same income level in the current year;



------------------------
(Signature of Investor)


         (c) You are a trustee for a trust that is revocable by the grantor a-. any time (including an IRA) and the grantor qualified under either (a) or (b) above. A copy of the declaration of trust or trust agreement and a representation as to the net worth or income of the grantor is enclosed;


----------------------
(Signature of Investor)

         (d) You are a trustee of a trust, with total assets in excess of 55,000,000.00, not formed for the specific purpose of acquiring the securities offered whose purchase is directed by a sophisticated person as described in Rule 506 (BX2Xii) of the Act;


-----------------------
(Signature of Investor)

         (e) You are an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.00;


------------------------
Signature of Investor)

         (f) You are a director or officer of Blackwater Midstream Corp.; or


-----------------------
(Signature of Investor)

         (g) Investor is an employee benefit plan within the meaning of ERISA having total assets in excess of Five Million Dollars ($5,000,000.00).

------------------------
(Signature of Investor)

         (h) Investor is a self-directed employee benefit plan within the meaning of ERISA with investment decisions made solely by persons who arc accredited investors as defined in Rule 501(a) of Regulation D.


-----------------------
(Signature of Investor)

         (i) Investor is an entity all the equity owners of which are "accredited investors" within one or more of the above categories, other than Category (e). If relying upon this category alone, each equity owner must complete a separate copy of this Subscription Agreement

-----------------------
(Signature of Investor)

         (j) You represent and warrant that (i) if you are an individual or individuals, none of you have been convicted of a felony: or (ii) if you are a corporation, partnership, limited liability company, trust or other entity, none of the beneficial owners thereof have been convicted of a felony.

-----------------------
(signature of Investor)



              The Investor is/are (INITIAL AND CHECK. ALL APPLICABLE ANSWERS):
                                  --------------------------------------------


        INITIAL                CHECK

    ____1.                     [ ]  Individual (one signature required)

    ____2.                     [ ]  Joint Tenants with right of survivorship
                                    (both parties must sign)

   _____3.                     [ ]  Tenants in Common (both parties must sign)

   _____4.                     [ ]  Community Property (one signature required
                                    if the Shares are held in one name, I.E., managing spouse; two signatures required if the Shares are held in both names or if purchaser is a resident of California)

   _____5.                     [ ]  Corporation (signature of authorized party
                                    or parties required)

   _____6.                     [ ]  Partnership (signature of general partner
                                    required and all additional signatures
                                    required by Partnership Agreement)

   _____7.                     [ ]  Trust (Trust must sign as follows:
                                    [UNREADABLE]

   _____8.                      [ ] Other Entities (signatures as required by
                                    applicable organization documents)


DATE:_____________________



_____________________________________________________________________
PRINT NAME                                               PRINT NAME


_____________________________________________________________________
SIGNATURE                                               SIGNATURE

                                    EXHIBIT A



                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THE INVESTMENT MEMORANDUM DATED JUNE 2008 BEFORE DECIDING WHETHER TO INVEST IN SHARES OF OUR COMMON STOCK (THE "SHARES'). THE OCCURRENCE OF ANY OF THE FOLLOWING RISKS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS. IN ANY SUCH CASE, YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

                         Risks Inherent in Our Business

Our success depends on the viability of our business model, which is unproven and may he unfeasible.

        Our revenue and income potential are unproven, and our business model is new. We have not commenced any development operations. Our activities to date have been primarily negotiating the acquisition of real property, selecting management and developing a business strategy. Our business model is based on a variety of assumptions relating to our ability to develop fuel storage facilities, the revenue and cost assumptions for our facility and our operating costs and expenses. These assumptions may not reflect the business and market conditions that we actually face. As a result, our operating results could differ materially from those projected under our business model, and our business model may prove to he less profitable than we anticipate.


We expect to experience losses initially.

        Our initial operations will he to design and construct the facility. During this period, we will incur operating and net losses. We intend to increase our operating expenses substantially as we:

         o        Acquire real property;

         O Continue to build our management team and corporate infrastructure; and

         o        Design and construct our fuel storage facilities.

Because we will spend these amounts before we receive any significant revenue from these efforts, our losses will he substantial. In addition, we may find that these efforts are more expensive than we currently anticipate which would further increase our losses. We are unable to provide ANY assurance or guarantee that our Corporation will become profitable or generate positive cash flow at any time in the future.


We must accomplish a number of critical business objectives to be successful.

        In order to succeed, we must do most, if not all, of the following:

         o raise additional corporate equity and/or debt to have sufficient funds to construct the facility:

         o obtain all required zoning, permitting and other entitlements to construct the facility;

         o        design and construct the facility;

         o attract, integrate, retain and motivate qualkified management and technical personnel;

         o        attract long-term customers;

         o        respond appropriately and timely to competitive developments;
                  and

         o develop, enhance, promote and carefully manage our corporate identity.

        Our business will suffer if we are unable to accomplish these and other important business objectives.

We may be forced to curtail or discontinue operations if we are unable to obtain, on commercially acceptable terms, additional equity capital that we may require from time to time in the Future to finance our operations and growth.

        The proceeds of the current Offering are expected to be sufficient to sustain pre-development activities for ;approximately 18 months. However, we need additional capital to construct the facility. We do not currently have sufficient cash reserves or revenue from operations to do so. Without additional capital we will not be able to construct the facility. We are unable to provide any assurance or guarantee that additional capital will he available when needed by our Corporation, or that such capital will be available under terms acceptable to our Corporation or on a timely basis. This limitation could harm substantially our business, results of operations and financial condition.

We MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST EXISTING AND FUTURE COMPETITORS, WHICH COULD HARM OUR MARGINS AND MAR BUSINESS,

        The fuel and chemical storage business is highly competitive. We expect the competitive environment to continue in the future. We face competition from a number of existing storage facilities. We believe that with relatively strong FINANCIAL PERFORMANCE OF FUEL and related industries, this industry will continue to attract new competitors and encourage existing competitors to increase their involvement.

        We can provide no assurance that we will be able to compete successfully against current or potential competitors. Many of our current and potential competitors have longer operating histories, better brand recognition and significantly greater financial, technical and marketing resources than we do. Many of these competitors may have well-established relationships with customers and other key partners and can devote substantially more resources to marketing and sales. As a result, they may be able to secure customers on more favorable terms. Larger competitors may enjoy significant competitive advantages that result from, among other things, a tower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for customers may increase. This will result in reduced prices and increased cost of sales, Our profitability may he reduced and you may experience a lower return on your investment,

OUR INABILITY TO RETAIN OUR EXECUTIVE OFFICERS AND OTHER key personnel may harm our business and impede the implementation OF OUR BUSINESS STRATEGY.

        Our future success depends to a significant degree on the skills, experience and efforts of our key management personnel. Our principal managers are Michael Slider, Dale Chatagnier and Frank Marrocco. We have executed five-year employment agreements with each of them and have granted them substantial equity incentives to remain with the Corporation. However, we cannot guarantee that they will remain employees. The toss of their services could harm our business and operations. In addition, we have riot obtained key person life insurance on any of our key employees as of the date of this memorandum. If any of our executive officers or key employees left, died or was seriously injured and unable to work and we were unable to find a qualified replacement and/or to obtain adequate compensation for such loss, we may be unable to manage our business, which could harm our operating results and financial condition. However, we believe that qualified replacement personnel could be found to continue to execute the business plan.

Our development activities could result in losses.

        Our facility is a new development from ground up. Development of new facilities always entails risks, such as the risks associated with delays in development; inability to obtain required permits and licenses, cost overruns, insufficient capital to complete construction, and other problems that may cause our properties not to perform as expected.

The economic performance and value of our facility depend on many factors beyond our control.

        The economic performance and value of our facility can he affected by many factors, including the following: o economic downturns and recessions; o declines in revenue due to loss of customers or reduced volume; o reduced demand in the surrounding geographic regions due to general economic conditions: o construction of competitive properties nearby and competition from other available facilities; o increased operating COSTS and expenses; and o availability of long term financing at reasonable rates.


Our facility is subject to environmental laws and environmental risks.

        Under various federal, state and local laws, ordinances and regulations, we are considered to be an owner or operator of real property or to have arranged for the disposal or treatment of hazardous or toxic substances. As a result, we could become liable for the costs of removal or remediation of certain hazardous substances released on or in our property. We could also be liable for other costs that relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). Many if not all of the chemicals and fuels we intend to store are considered to be hazardous materials. Inadvertent releases or spills can subject us to costly remediation expenses and/or fines.


                         RISKS Relating to This Offering

Our management has broad discretion regarding how to use the proceeds from this offering.

        We intend to use the proceeds from this offering to commence pre-construction activities and as working capital and operating expenses. Although we intend to spend the proceeds to in the best interests of the Corporation, we will have broad discretion over how we use these proceeds. We may spend these proceeds in ways with which you disagree.

You will experience immediate and substantial dilution in the value of your Shares following this offering.

        If you purchase Shares in this offering, you will experience immediate and substantial book value dilution, in that the price you pay per Share will be substantially greater than our net tangible hook value per share or the per share value of our assets after subtracting our liabilities.

Your ownership percentage will he diluted by future issuances of capital stock.

        Our business strategy requires us to raise additional equity capital through the sale of common stock or preferred stock, or the issuance of debt which may he convertible into equity securities. Your percentage of ownership will become diluted as we issue new shares of stock, unless you exercise any applicable preemptive rights set forth above. We may issue common stock, convertible debt or common stock pursuant to a public offering or a private placement, upon exercise of warrants or options, or to sellers of properties we directly or indirectly =wire instead of, or in addition to, cash consideration. Investors purchasing common Stock in this offering who do not participate in any future stock issues will experience dilution IN THE percentage of the issued and outstanding stock they own.

The offering price of the Shares is arbitrary.

        The offering price of the Shares we are offering was arbitrarily determined by us, the management of our Corporations, and hears no relationship to earnings, asset values, book value or any other recognized criteria of value.




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 THE SHARES ARE RESTRICTED AND TRANSFERABILITY IS LIMITED.

        The Shares are offered and sold pursuant to one or more exemptions from registration under the Securities Act and without qualification or registration under the securities laws of the various states. Consequently, the Shares that you would he purchasing are restricted and may not be sold, transferred or hypothecated without registration under the Securities Act and applicable state laws or without an exemption from such registration or qualification. The Shares you will receive will bear a legend restricting their transfer accordingly.

 We HAVE SET NO MINIMUM INVESTMENT AND HAVE NOT ESTABLISHED AN ESCROW.

        WE HAVE NOT ESTABLISHED a minimum number of Shares that must be sold in this offering. As a result, all subscriptions accepted by us will be deposited into our Corporation's accounts and will be available for immediate use. We have rot established an escrow to hold any of the proceeds of this offering. IF FEWER THAN ALL of the Shares we are offering are sold, the proceeds may be insufficient to complete our business strategy.





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